EXHIBIT 21.1

                      Subsidiaries of COMFORCE Corporation

The following is a complete list of all of the subsidiaries of COMFORCE Corporation with jurisdiction of incorporation indicated thereby.

1.   COMFORCE Operating, Inc. (Delaware)
2.   COMFORCE Technical Services, Inc. (Delaware)
3.   COMFORCE Telecom, Inc. (Delaware)
4.   SUMTEC Corporation (Delaware)
5.   Uniforce Services, Inc. (New York)
6.   PrO Unlimited, Inc. (New York)
7.   Uniforce Staffing Services, Inc. (New York)
8.   USSI-NE Corp. (New York)
9.   Uniforce Payrolling Services, Inc. (New York)
10.  UTS of Delaware, Inc. (Delaware)
11.  LabForce of America, Inc. (New York)
12.  Uniforce MIS Services of Georgia, Inc. (Georgia)
13.  Uniforce Information Services of Texas, Inc. (New York)
14.  Temporary Help Industry Servicing Co., Inc. (New York)
15.  Staffing Industry Funding & Support, Inc. (New York)
16.  Professional Staffing Funding & Support, Inc. (New York)
17.  Brentwood Service Group, Inc. (New York)
18.  Computer Consultants Funding & Support, Inc. (New York)
19.  Thisco of Canada, Inc. (New York)
20.  Camelot Consulting Group, Inc. (New Jersey)
21.  Camelot Communications Group, Inc. (New Jersey)
22.  Camelot Control Group, Inc. (New Jersey)
23.  Camelot Group, Inc. (New Jersey)
24.  PrO Services, Inc. (Delaware)
25.  PrO Unlimited Services, Inc. (Delaware)
26.  COMFORCE Technical Administrative Services, Inc. (New York)
27.  Uniforce Payrolling Tri-State, Inc.  (New York)




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